Exhibit 10.1

3405 WEST DR MARTIN LUTHER KING JR BLVD

SUITE 101

TAMPA, FL 33607

PH: (813) 288-4808

FAX: (813) 288-6939

1 YEAR CALLABLE CONVERTIBLE PROMISSORY NOTE

FACE VALUE $2,000,000

COUPON 10%

ISSUE DATE JUNE 24, 2009

June 24, 2009

Dear Mr. Howard Jenkins:

This confirms that you have agreed to loan Comprehensive Care Corporation (the “Company”) $2,000,000.00 (“Face Value”), which shall bear interest at the rate of ten percent (10%) per annum. The Note will accrue a coupon equal to ten percent (10%) per annum payable at maturity on the outstanding balance and have a maturity date one year from the issue date (“Maturity Date”). At maturity, the principal plus the interest will be mandatorily converted into the Company’s common stock at a conversion price of $0.35 per share. At any time prior to the Maturity Date of the Note, the Purchaser may elect to convert the outstanding balance of the Note plus any accrued interest into shares of the Company’s common stock at $0.35 per share. On giving the Company 30 days notice, at any time after June 30, 2009 up to the Maturity Date of the Note, you may redeem all or part of this Note and you will be entitled to receive the outstanding balance plus any accrued interest thereon calculated through the date of redemption.

Please confirm the above by signing in the appropriate space below.

Sincerely,

/s/ Clark Marcus	/s/ Howard Jenkins
Clark Marcus	Signature of Investor
Chairman & Co-Chief Executive Officer
Comprehensive Care Corporation

Howard Jenkins
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